Exhibit 10.15
                                                                   -------------








                        MANUFACTURING SERVICES AGREEMENT
                        --------------------------------



                                  by and among



                             Amkor Technology, Inc.;



                                       and



                               SIMTEK CORPORATION





                          Dated as of: December 7, 2001











                       Master Agreement No.: FS-LGDC-0012

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----


Article 1. Construction and Definitions.....................................  1

         Section 1.1       Construction.....................................  1
         -----------       ------------
         Section 1.2       Definitions......................................  1
         -----------       -----------

Article 2. Product Manufacturing And Related Services.......................  3

         Section 2.1       Generally........................................  3
         -----------       ---------
         Section 2.2       Statements of Work...............................  3
         -----------       ------------------

Article 3. Pre-Manufacturing................................................  3

         Section 3.1       Manufacturing Package............................  3
         -----------       ---------------------
         Section 3.2       Engineering Services.............................  3
         -----------       --------------------


Article 4. Prototype; Process Changes.......................................  4

         Section 4.1       Prototype Lot(s).................................  4
         -----------       ----------------
         Section 4.2       Failure of Prototype Lot(s). ....................  4
         -----------       ---------------------------
         Section 4.3       Changes to Process...............................  4
         -----------       ------------------

Article 5. Volume Forecast and Purchase Orders..............................  4

         Section 5.1       Forecast.........................................  4
         -----------       --------
         Section 5.2       Purchase Orders..................................  5
         -----------       ---------------
         Section 5.3       Change Orders....................................  5
         -----------       -------------

Article 6. Cancellation.....................................................  5

         Section 6.1       Cancellation.....................................  5
         -----------       ------------

Article 7. Prices, Taxes and Payment........................................  6

         Section 7.1       Product Price....................................  6
         -----------       -------------
         Section 7.2       Taxes............................................  6
         -----------       -----
         Section 7.3       Payment..........................................  6
         -----------       -------
         Section 7.4       Credit Terms. ...................................  6
         -----------       ------------

Article 8. Production.......................................................  6

         Section 8.1       Production.......................................  7
         -----------       ----------
         Section 8.2       Work-in-Process Reporting........................  7
         -----------       -------------------------

Article 9. Delivery.........................................................  7

         Section 9.1       Delivery.........................................  7
         -----------       --------
         Section 9.2       Timing...........................................  7
         -----------       ------

                                TABLE OF CONTENTS

                                   (continued)


Article 10. Confidential Information........................................  7

         Section 10.1      Confidential Information Exclusions..............  7
         ------------      -----------------------------------
         Section 10.2      Compelled Disclosure.............................  7
         ------------      --------------------
         Section 10.3      Confidentiality Obligation.......................  8
         ------------      --------------------------
         Section 10.4      Remedies.........................................  8
         ------------      --------
         Section 10.5      No Confidential Information of Other Parties.....  8
         ------------      --------------------------------------------

Article 11. Warranties......................................................  8

         Section 11.1      General Warranty.................................  8
         ------------      ----------------
         Section 11.2      Product Warranty.................................  8
         ------------      ----------------

Article 12. Indemnities.....................................................  9

         Section 12.1      Amkor Intellectual Property Indemnity............  9
         ------------      -------------------------------------
         Section 12.2      Customer Intellectual Property Indemnity......... 10
         ------------      ----------------------------------------
         Section 12.3      Entire Liability................................. 10
         ------------      ----------------
         Section 12.4      Customer Indemnity............................... 10
         ------------      ------------------
         Section 12.5      Limitation....................................... 10
         ------------      ----------

Article 13. Liability Limitations........................................... 11

         Section 13.1      Total Liability.................................. 11
         ------------      ---------------
         Section 13.2      Exclusion of Damages............................. 11
         ------------      --------------------
         Section 13.3      Failure of Essential Purpose..................... 11
         ------------      ----------------------------

Article 14. Technology Ownership; License; Mask Destruction; mask damage.... 11

         Section 14.1      Customer Ownership............................... 11
         ------------      ------------------
         Section 14.2      Amkor Ownership.................................. 11
         ------------      ---------------
         Section 14.3      No Implied License............................... 11
         ------------      ------------------
         Section 14.4      Mask Destruction................................. 12
         ------------      ----------------
         Section 14.5      Mask Damage...................................... 12
         ------------      -----------

Article 15. Term and Termination............................................ 12

         Section 15.1      Term............................................. 12
         ------------      ----
         Section 15.2      Default.......................................... 12
         ------------      -------
         Section 15.3      Effect of Termination............................ 12
         ------------      ---------------------
         Section 15.4      Survival......................................... 12
         ------------      --------

Article 16. Arbitration..................................................... 12

         Section 16.1      Arbitration of Disputes.......................... 12
         ------------      -----------------------
         Section 16.2      Initiation of Arbitration........................ 13
         ------------      -------------------------
         Section 16.3      Selection of Arbitrator.......................... 13
         ------------      -----------------------

                                TABLE OF CONTENTS

                                   (continued)



         Section 16.4      Awards........................................... 13
         ------------      ------

Article 17. Miscellaneous................................................... 13

         Section 17.1      Independent Contractors.......................... 13
         ------------      -----------------------
         Section 17.2      Assignability.................................... 13
         ------------      -------------
         Section 17.3      Entire Agreement................................. 14
         ------------      ----------------
         Section 17.4      Amendment........................................ 14
         ------------      ---------
         Section 17.5      Force Majeure.................................... 14
         ------------      -------------
         Section 17.6      Export Laws...................................... 14
         ------------      -----------
         Section 17.7      Governing Law.................................... 14
         ------------      -------------
         Section 17.8      No Waiver........................................ 14
         ------------      ---------
         Section 17.9      Severability..................................... 14
         ------------      ------------
         Section 17.10     Notices.......................................... 15
         -------------     -------
         Section 17.11     Holidays......................................... 15
         -------------     --------
         Section 17.12     Titles and Subtitles............................. 15
         -------------     --------------------
         Section 17.13     Counterparts..................................... 15
         -------------     ------------
         Section 17.14     English Language................................. 15
         -------------     ----------------

                        MANUFACTURING SERVICES AGREEMENT


     THIS MANUFACTURING SERVICES AGREEMENT (this "Agreement"), dated as of December 7, 2001, (the "Effective Date") is entered into by and between Amkor Technology, Inc. ("Amkor"), a Pennsylvania corporation with a place of business at 1345 Enterprise Drive, West Chester, Pennsylvania 19380, and Simtek Corporation ("Customer"), a Colorado corporation with a place of business at 4250 Buckingham Drive, Colorado Springs, Colorado 80907, (each, a Party, together, the Parties).

                              W I T N E S S E T H:

     WHEREAS, Customer desires to have Amkor perform manufacturing services for Customer and Amkor wishes to provide such services to Customer, all on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the Parties hereby agree as follows:

                    ARTICLE 1. CONSTRUCTION AND DEFINITIONS

     Section 1.1  Construction.
                  -------------

     (a) All references in this Agreement to "Articles," "Sections", "Exhibits" and "Schedules" refer to the articles, sections and exhibits of this Agreement.

     (b) The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any subdivision contained in this Agreement.

     (c) The words "include" and "including" when used herein are not exclusive and mean "include, without limitation" and "including, without limitation," respectively.

     Section 1.2 Definitions. As used herein:

     (a) Acceptance Criteria means the acceptance criteria as set forth in Section A of the Statement of Work.

     (b) "Affiliate" of a Party means an entity that is controlled by such Party or by an entity controlling such Party. For the purposes of the foregoing, "control" means ownership of more than 50% of the voting stock of the controlled entity.

     (c) "Change Order" means a written request by Customer to reschedule requested delivery dates set forth in a Purchase Order.

     (d) "Confidential Information" means any information disclosed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party"), which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and such identification is reduced to writing and delivered to the Receiving Party within thirty (30) calendar days of such disclosure.

     (e) "Delivery Date" means the estimated delivery date (to the Free Charges Alongside or F.C.A. point) set forth in an approved Purchase Order, as such date may be altered by Section 5.3.

     (f) "Intellectual Property Rights" means all rights in, to, or arising out of: (i) any U.S., international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; and (iv) any other proprietary rights in or to Technology anywhere in the world.

     (g) "Lead Time" means, with respect to a Product, a period of time set forth in Section B of the Statement of Work as may be changed by Amkor in the manner described in Section 5.2.

     (h) "Manufacturing Package" means the materials and information specified in Section C of the Statement of Work.

     (i) "Mask Materials" means all mask tooling, data for the mask tooling, and the physical masks for Wafers.

     (j) "Process" means any process actually used to manufacture Wafers hereunder.

     (k) "Product" means one unit of a product defined in Section B of the Statement of Work.

     (l) "Product Price" means the price per Product as set forth in Section B of the Statement of Work.

     (m) "Production Lot" means a Wafer lot fabricated by Amkor hereunder pursuant to Section 8.1. Production Lots shall consist of the number of Wafers set forth in Section D of the Statement of Work.

     (n) "Prototype Lot" means any one of the Wafer lots fabricated by Amkor hereunder pursuant to Section 4.1. Prototype Lots shall consist of the number of Wafers set forth in Section E of the Statement of Work.

     (o) "Purchase Commitment" is defined in Section F of the Statement of Work.

     (p) "Purchase Order" is defined in Section 5.2.

     (q) "Statement of Work" means the information and terms and conditions set forth in Exhibit A and such further Exhibits as may be hereafter added by the Parties according to Section 2.2.

     (r) "Supply Commitment" is defined in Section G of the Statement of Work.

     (s) "Technology" means all technology, however embodied, including all know-how, show-how, techniques, processes, specifications, recipes, mask works, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, software, net lists, files, data-bases, works of authorship, devices and hardware.

     (t) "Term" means the term of this Agreement defined in Section 15.1.

     (u) "Wafer" means one unit of a silicon wafer as described in Section H of the Statement of Work.

     (v) "Wafer Lot" means a group of Wafers processed together.

              ARTICLE 2. PRODUCT MANUFACTURING AND RELATED SERVICES

     Section 2.1 Generally. Amkor will provide manufacturing and related services to Customer according to the terms and conditions of this Agreement, including all Statements of Work. Customer acknowledges that Amkor may subcontract all or part of such services to any qualified Amkor subcontractor.

     Section 2.2 Statements of Work. The parties may agree to have Amkor provide manufacturing services in addition to the services contemplated by the Statement of Work attached hereto as of the Effective Date, by mutually agreeing in writing to additional Statements of Work, which shall be attached to this Agreement as additional Exhibits. Articles 2-9 and 11 shall apply separately to each Statement of Work on a Product by Product basis.


                          ARTICLE 3. PRE-MANUFACTURING

     Section 3.1 Manufacturing Package. Customer shall provide Amkor with the Manufacturing Package for each type of Product to be manufactured hereunder.

     Section 3.2 Engineering Services. Amkor will provide to Customer the pre-manufacturing engineering services set forth in Section I of the Statement of Work in return for the fees set forth therein. In addition to such fees, Customer shall bear all of Amkor's out-of-pocket expenses associated with the performance of such services. Amkor will exercise commercially reasonable efforts to perform such services according to the schedule set forth in Section I of the Statement of Work but shall not bear any liability for failing to meet such schedule, provided it is exercising such commercially reasonable efforts. Customer will exercise commercially reasonable efforts to perform the tasks assigned to it in Section I of the Statement of Work.

                     ARTICLE 4. PROTOTYPE ; PROCESS CHANGES

     Section 4.1 Prototype Lot(s). Customer shall order and Amkor shall process at least one Prototype Lot for each type of Product following the procedure set forth under the heading "Final Sign Off Review" in Schedule 2 of the Statement of Work, and according to purchase order(s) to be issued by Customer. The fees payable by Customer for such Prototype Lot(s) are set forth in Section B of the Statement of Work.

     Section 4.2 Failure of Prototype Lot(s). If, after processing such Prototype Lot(s), Amkor determines that it will be unable to consistently produce Products that meet the Acceptance Criteria, it will provide Customer with notice of such determination. In the event that Amkor provides such notice, Amkor shall not have any Supply Commitment with respect to the Product corresponding to such Prototype Lot(s) and Customer shall not have any Purchase Commitment with respect to such Product.

                  Section 4.3 Changes to Process. Amkor may modify the Process provided that, to the extent Amkor makes a Major Modification (as defined below) of the Process or uses an entirely new process, it shall provide Customer with ninety (90) calendar days advance written notice before the date Amkor implements such changes. As used above, a "Major Modification" to the Process is a modification that has a material effect on the performance, reliability or construction of Products. Should Customer require greater than 90 days notice, Customer will submit to Amkor a written request for extension within 30 days of notice. Amkor will review the request for extension and will make reasonable efforts to accommodate the request. If Amkor is unable to grant the request for extension, Amkor will provide Customer a lifetime buy. All lifetime buys must be ordered within the original 90 day notice period for delivery, subject to Amkor's order Lead Time in effect at the time of said order(s).

                 ARTICLE 5. VOLUME FORECAST AND PURCHASE ORDERS

     Section 5.1 Forecast. On or before the third Monday of each calendar month, Customer shall provide Amkor with a rolling twelve-(12) month forecast of Customer's requests for Products to be delivered each month ("Forecast"). Forecasts submitted before production has begun will forecast the twelve- (12) month period beginning with the first month in which production is to occur. Thereafter, Forecasts will roll month by month. For months that were not previously the subject of a Forecast, the Forecast shall set forth at least the Purchase Commitment. Customer will use its best efforts to accurately forecast demand. Amkor shall use diligent efforts to respond to the Forecast within five
(5) business days after receipt thereof to indicate the number of Products that Amkor agrees to provide to Customer ("Amkor Response"), provided that Amkor shall agree to supply at least the Supply Commitment (if any). The Forecast and the Amkor Response shall be provided by electronic means according to Amkor's standard procedures. The first three months of a Forecast shall specify Products by their type while all subsequent months of Forecast shall specify at least the type of requested process. Each Forecast and Amkor Response shall be non-binding on both parties except that Customer shall be obligated to purchase the Purchase Commitment (if any) and Amkor shall be obligated to supply the Supply Commitment (if any).

     Section 5.2 Purchase Orders. To order Products other than Wafers in Prototype Lots, Customer shall submit purchase orders ("Purchase Orders") such that Amkor receives such Purchase Orders before the date defined by the Delivery Date less the Lead Time ("Cutoff Date"). For example, if the Lead Time is forty days and the Delivery Date is August 15, the Cutoff Date is July 6th. Purchase Orders received after the Cutoff Date are subject to Section J of the Statement of Work. Amkor may change the Lead Time from time to time provided that no change of the Lead Time shall be effective less than ten (10) calendar days after Amkor has provided Customer with notice of such change. Amkor shall use diligent efforts to respond to each Purchase Order within two (2) business days after receipt thereof to indicate whether Amkor accepts the Purchase Order, which acceptance shall not be unreasonably refused. With respect to quantities of Products, Amkor's acceptance shall be subject to Section 5.1. The Purchase Order shall include requested number of Products, which shall be at least the minimum number set forth in Section B of the Statement of Work, requested delivery dates, destination, requested carrier and confirmation of the Product Price. Purchase Orders shall be subject to the terms and conditions of this Agreement and any terms or conditions in Purchase Orders in addition to or in conflict with the information or terms set forth above in this Section 5.2 shall be of no force or effect. The Purchase Order and Amkor's response shall be provided by electronic means according to Amkor's standard procedures.


     Section 5.3 Change Orders. Customer may request changes in the delivery dates set forth in Purchase Orders by providing Amkor with a Change Order. If Customer wishes to delay the original Delivery Date and Amkor receives a Change Order before it has begun manufacturing the Products that are the subject of the Change Order, Customer shall have the right to delay the original Delivery Date only to the extent provided and subject to the fees specified in Section K of the Statement of Work. If Amkor receives a Change Order after it has begun manufacturing the Products that are the subject of the Change Order, Customer's Change Order may request a delay of the original Delivery Date according to Section L of the Statement of Work and Amkor will not unreasonably refuse such request. Customer may request expedited processing of Products according to Section J of the Statement of Work and Amkor will not unreasonably refuse such request. Amkor shall use commercially reasonable efforts to respond to each Change Order within two (2) business days after receipt thereof to indicate whether Amkor accepts the Change Order, which acceptance shall be subject to the terms and conditions of this Section 5.3.

                            ARTICLE 6. CANCELLATION

     Section 6.1 Cancellation. Customer may cancel Purchase Order(s) or any portions thereof for any reason by notifying Amkor in writing prior to the scheduled delivery date on the Purchase Order(s); provided that Customer shall pay a portion of the Product Price of the canceled Products in the manner provided in Section M of the Statement of Work. Cancellation shall be effective upon Amkor's receipt of the written cancellation notice from Customer, or upon the date specified in such cancellation notice if later than the date of receipt. Amkor shall cease work on such canceled Purchase Order quantities in accordance with the cancellation notice. At Customer's request, Amkor shall deliver all work-in-process to Customer or destroy all such work-in-process. Canceled Products shall count in full towards the Supply Commitment. Customer shall not have the right to cancel orders for Prototype Lots.

                      ARTICLE 7. PRICES, TAXES AND PAYMENT

     Section 7.1 Product Price. The Product Price shall be as set forth in Section B of the Statement of Work.

     Section 7.2 Taxes. All fees or prices, whether for Products or other services, and other charges stated herein are exclusive of any import duties, export duties, sales, use, value-added, or other foreign, federal, state or local taxes (excluding taxes based on Amkor's United States net income). Such taxes shall be borne by Customer and Customer agrees: (i) to pay such taxes along with the payments made under Section 7.3; or (ii) at no expense to Amkor, to take such action and provide such evidence as may be necessary to establish to the satisfaction of the relevant taxing authorities that such taxes are not owed. Customer shall reimburse Amkor for any such taxes, if paid by Amkor, together with applicable interest and penalties in not paid to Amkor promptly following receipt of Amkor's invoice.

     Section 7.3 Payment. Payment for Products and all other services provided to Customer hereunder and all other fees and amounts due from Customer hereunder shall be made within twenty five (25) calendar days after Amkor's invoice date. Amkor shall send invoices no earlier than the applicable date set forth in Section B of the Statement of Work. Interest on late payments shall accrue at the rate of one and one half percent (1.5%) per month or the highest legal rate whichever is lower. Without limiting any remedy that Amkor may have for Customer's failure to make payments due hereunder, Amkor shall have the right to withhold Product deliveries in the event of any such failure to pay. All prices for Products shall be quoted and invoices shall be rendered and paid in the currency of the United States of America. Each invoice shall constitute an independent transaction and Customer shall pay for it in accordance with the specified payment terms. In no way limiting the foregoing, Customer shall not have the right to deduct from any payment any amount that Amkor may owe Customer. Customer shall not have the right to withhold any or all of a payment of an invoice in the event there is a dispute with respect to the amount due for a different invoice.

     Section 7.4 Credit Terms. Customer shall comply with the credit terms (if any) set forth Section N of the Statement of Work and Amkor shall have the rights set forth in such Section N.

                  ARTICLE 8. PRODUCTIONARTICLE 8. PRODUCTION.



     Section 8.1 Production. Amkor will process Wafers in Production Lots as specified in Schedule 2 of the Statement of Work.

     Section 8.2 Work-in-Process Reporting. Amkor will provide Customer with work-in-process reports ("Reports") on a periodic basis. Reports shall be sent to Customer via email or by another mutually agreed upon mechanism. The Reports shall include at a minimum: (i) the type, quantity and lot number (Amkor and Customer) of Products at each stage of production (by mask location), (ii) the remaining number of Products ready for shipment (by Purchase Order number and invoice) and (iii) delivery dates. The format and frequency of the Reports will be determined in good faith by the Parties.


                              ARTICLE 9. DELIVERY

     Section 9.1 Delivery. All Products (whether packaged or not) shall be delivered to the F.C.A. point set forth below and shall be suitably packed for shipment in Amkor's standard containers, and delivered to a carrier or forwarding agent specified in the Purchase Order. However, should Customer fail to designate a carrier, forwarding agent or type of conveyance, Amkor shall make such designation in conformance with its standard shipping practices. Shipment will be F.C.A. (Incoterms 1990) Amkor's facility. Title and risk of loss shall pass to Customer upon delivery to the F.C.A. point. Amkor may make partial shipments.

     Section 9.2 Timing. Amkor will use commercially reasonable efforts to manufacture Products and deliver Products to the F.C.A. point set forth in
Section 9.1 on or before the delivery dates requested in accepted Purchase Orders, as such dates may be adjusted pursuant to Section 5.3. However, Amkor will not be in breach hereof for any failure to meet such dates provided it is using such commercially reasonable efforts.


                      ARTICLE 10. CONFIDENTIAL INFORMATION

     Section 10.1 Confidential Information Exclusions. Notwithstanding the provisions of Section 1.2(d), Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it;
(iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

     Section 10.2 Compelled Disclosure. In the event that a Receiving Party discloses Confidential Information of a Disclosing Party pursuant to the order or requirement of a court, administrative agency, or other governmental body, such Receiving Party shall provide prompt notice thereof to such Disclosing

Party and shall use its best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

     Section 10.3 Confidentiality Obligation. The Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care, which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information. To the extent consistent with the foregoing, a Receiving Party may use any knowledge, confidential information, trade secrets or proprietary information constituting Confidential Information of a Disclosing Party that is retained in the memory of such Receiving Party's employees or that constitutes any such employee's general knowledge or skill, even if acquired in connection with this Agreement, for any purpose whatsoever.

     Section 10.4 Remedies. If a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the relevant Disclosing Party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

     Section 10.5 No Confidential Information of Other Parties. Each Party represents and warrants that it has not and shall not use in the course of its performance hereunder, and shall not disclose to any other Party, any confidential information of any third party, unless such Party expressly is authorized by such third party to do so.

                             ARTICLE 11. WARRANTIES

     Section 11.1 General Warranty. Each Party hereby represents and warrants to the other Parties that (i) such Party has the right, power and authority to enter into this Agreement and to fully perform all its obligations hereunder; and (ii) the making of this Agreement does not violate any agreement existing between such Party and any third party.

     Section 11.2 Product Warranty.

     (a) Generally. Amkor warrants that the Products resulting from Production Lots shall be free from defects or failures in material and workmanship under normal use for the period of twelve (12) months from the date of delivery hereunder ("Warranty Period"). If, during the Warranty period, (x) Amkor is notified promptly in writing upon discovery of any defect covered by the above warranty, including a detailed description of the alleged defect, (y) Customer obtains a Return Material Authorization number ("RMA") for the affected Products and returns them to Amkor with the RMA marked on the outside of the package, and
(z) Amkor's examination of such Products reveals that such defect is covered by the above warranty and the claimed defect is not caused by accident, abuse, misuse, neglect, improper installation, assembly, repair or alteration by someone other than Amkor or its subcontractors hereunder, or improper testing, then Amkor shall, at its option, either repair, replace, or credit Customer for such defective Products.

     (b) Amkor shall return any Products repaired or replaced under this warranty to Customer transportation prepaid. The performance of this warranty shall not act to extend the Warranty Period for any Products repaired or replaced beyond that period applicable to such Products as originally delivered.

     (c) Limitation on Warranty. The foregoing warranty constitutes Amkor's exclusive liability, and Customer's exclusive remedy for any defects in material, workmanship or performance of the Products.

     THE FOREGOING WARRANTY SHALL BE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.


     (d) Amkor Inspection of Defects. Prior to Customer's return of allegedly defective Products by Customer pursuant to Section 11.2(b) Customer shall first afford Amkor the opportunity, upon Amkor's request, to inspect the allegedly defective Products at Customer's facilities. If Amkor thereby determines that the alleged defects are caused by defects in material or workmanship of Amkor or its subcontractors hereunder, then Customer shall be entitled to repair, replacement or credit under Section 11.2(a).

                             ARTICLE 12. INDEMNITIES

     Section 12.1 Amkor Intellectual Property Indemnity.

     (a) Generally. Customer agrees that Amkor has the right to defend, or at its option to settle, and Amkor agrees, at its own expense, to defend or at its option to settle, any claim, action or proceeding in a court or otherwise ("Claim") brought against Customer that alleges that the sale, offer for sale, use or importation of Products infringes or misappropriates any third party's Intellectual Property Rights excluding patent rights in countries outside of the United States to the extent that the infringement or misappropriation results from the Processes used by Amkor or its subcontractors hereunder; provided, however, that Amkor shall have no obligation to defend or settle any such claim, suit or proceeding, or be required to pay any damages awarded pursuant thereto, to the extent the infringement or misappropriation arises out of Amkor's compliance with Customer's specifications or instructions or the use by Amkor of any Technology (including the Mask Materials) provided by Customer to Amkor hereunder. Subject to Section 13.1, Amkor will pay all amounts awarded to the third party pursuant to such Claim to the extent Amkor is obligated to defend or settle such claim, suit or proceeding and subject to the limitations set forth in the previous sentence. Amkor shall not settle any such Claim in a manner that has a material adverse effect upon Customer unless Amkor has obtained Customer's prior written consent to such settlement.

     (b) Prevention. If any Process results in the infringement or misappropriation, or, in Amkor's reasonable determination is likely to result in such infringement or misappropriation, of any third party's Intellectual Property Rights, Amkor shall have the right, at Amkor's choice and at Amkor's sole expense, either (i) to obtain from such third party the right to continue to provide and/or use the Process, (ii) to modify the Process to avoid and eliminate such infringement or misappropriation, as the case may be; provided, however, that such Process shall at all times comply with all relevant specifications; or (iii) to terminate this Agreement with respect to the Process in question without liability to Amkor, require Customer to return all infringing Products to the extent such return is reasonably practical, and refund all amounts paid by Customer hereunder for such returned Products. If any claim, suit or proceeding results in an injunction based upon infringement for which Amkor is responsible pursuant to Section 12.1(a), Amkor will, at Amkor's choice and at Amkor's sole expense, take one of the actions set forth in the previous sentence.

     Section 12.2 Customer Intellectual Property Indemnity. Amkor agrees that Customer has the right to defend, or at its option to settle, and Customer agrees, at its own expense, to defend or at its option to settle, any Claim brought against Amkor that alleges that: (i) the manufacture, sale, offer for sale, use or importation of Products infringes or misappropriates any third party's Intellectual Property Rights to the extent that the infringement or misappropriation arises out of Amkor's compliance with Customer's specifications or instructions or the use by Amkor of any Technology (including the Mask Materials) provided by Customer to Amkor hereunder; or (ii) Amkor's use of any materials that are part of the Manufacturing Package infringes or misappropriates any third party's Intellectual Property Rights to the extent such use is reasonably necessary to enable Amkor to perform its obligations hereunder. Customer will pay all amounts awarded to the third party pursuant to such Claim to the extent Customer is obligated to defend or settle such claim, suit or proceeding. Customer shall not settle any such Claim in a manner that has a material adverse effect upon Amkor unless Customer has obtained Amkor's prior written consent to such settlement.

     Section 12.3 Entire Liability. SECTIONS 12.1 AND 12.2 STATE EACH PARTY'S ENTIRE LIABILITY AND OBLIGATION (EXPRESS, STATUTORY, IMPLIED OR OTHERWISE) WITH RESPECT TO INTELLECTUAL PROPERTY INFRINGEMENT OR CLAIMS THEREFOR.

     Section 12.4 Customer Indemnity. Customer shall indemnify and hold Amkor and its Affiliates, and each of their respective employees, directors, distributors, agents, customers, licensees, successors and assigns harmless from and against all costs, liabilities, losses, damages, expenses and judgments resulting from or arising out of any use of any products that incorporate any items provided by Amkor hereunder in ultrahazardous activities, including use in airplane navigation systems, life support and other medical systems, and nuclear facilities. Customer shall settle or defend, at its option, all such claims, actions and proceedings at its sole cost and expense.

     Section 12.5 Limitation. A person required to defend a Claim or provide an indemnity pursuant to this Article 13 ("Indemnifying Party") shall have no obligation with respect to any Claim pursuant to this Article 13 unless (i) such

Indemnifying Party is promptly notified by the other party ("Indemnified Party") of such Claim, (ii) such Indemnifying Party has sole control of the defense and settlement of such Claim, and (iii) the associated Indemnified Party provides such Indemnifying Party with reasonable assistance, at such Indemnifying Party's expense, in the defense and settlement of such Claim.

                        ARTICLE 13. LIABILITY LIMITATIONS

     Section 13.1 Total Liability. IN NO EVENT SHALL AMKOR'S TOTAL LIABILITY TO CUSTOMER HEREUNDER FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF "LIABILITY, EXCEED THE TOTAL AMOUNT RECEIVED BY AMKOR HEREUNDER. EXCLUDING DAMAGES THAT RESULT FROM A BREACH OF ARTICLE 10, IN NO EVENT SHALL AMKOR'S LIABILITY HEREUNDER WITH RESPECT TO A PARTICULAR PRODUCT EXCEED THE AMOUNT ACTUALLY PAID HEREUNDER FOR SUCH PRODUCT.

     Section 13.2 Exclusion of Damages. IN NO EVENT SHALL AMKOR BE LIABLE TO CUSTOMER HEREUNDER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT AMKOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     Section 13.3 Failure of Essential Purpose. The limitations specified in this Article shall survive and apply even if any limited remedy specified in this Agreement is found to have failed its essential purpose.

    ARTICLE 14. TECHNOLOGY OWNERSHIP; LICENSE; MASK DESTRUCTION; MASK DAMAGE

     Section 14.1 Customer Ownership. As between the Parties, Customer shall retain ownership of all Technology, including but not limited to the Mask Materials, provided to Amkor by Customer for purposes of manufacturing Products (collectively, "Customer Information") and nothing herein shall be construed as a transfer to Amkor of any of Customer's Intellectual Property Rights to Amkor. Customer hereby grants Amkor a license under the Intellectual Property Rights covering such Technology solely to perform Amkor's obligations hereunder.

     Section 14.2 Amkor Ownership. As between the Parties, Amkor shall retain ownership of all of the Technology used by Amkor to perform any services hereunder and nothing herein shall be construed as a transfer to Customer of any of Amkor's Intellectual Property Rights to Customer.

     Section 14.3 No Implied License. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party any license or other right except as explicitly provided hereunder.

     Section 14.4 Mask Destruction. If Customer has not provided Amkor with a Purchase Order for a Product during a period of nine (9) consecutive calendar months, or upon termination of this Agreement with respect to a particular Product, whichever is earlier, Amkor shall have the option to destroy the mask tooling sets corresponding to such Product.

     Section 14.5 Mask Damage. Amkor disclaims all liabilities arising out of damages to or theft or destruction of the Mask Materials (collectively, "Loss") while they are in Amkor's possession, except to the extent such Loss results from Amkor's negligence or willful misconduct.

                        ARTICLE 15. TERM AND TERMINATION

     Section 15.1 Term.

     (a) This initial term of this Agreement shall commence on the Effective Date and continue unless terminated in accordance with this Article 15.

     (b) Subject to Articles 5 and 6, including but not limited to the provisions therein obligating Customer to purchase the Purchase Commitment and obligating Amkor to supply the Supply Commitment, any Party may terminate this Agreement for any or no reason, upon ninety (90) calendar days' notice to the other Party.

     Section 15.2 Default. If a Party (a "Breaching Party") defaults in the performance of any of its material obligations to another Party hereunder (the "Non-Breaching Party"), the Breaching Party shall use its best efforts to correct such default within thirty (30) calendar days after notice thereof from the Non-Breaching Party. If any such default is not corrected within such thirty
(30)-day period, the Non-Breaching Party shall have the right, in addition to any other remedies it may have, to terminate this Agreement in its entirety (i.e. as to all then existing Statements of Work) by giving notice to the Breaching Party.

     Section 15.3 Effect of Termination. Upon any expiration or termination of this Agreement (i) Customer shall satisfy its payment obligations hereunder that arose prior to such, and (ii) each Party shall return all property, including copies of all Confidential Information, to the Party that owns such property.

     Section 15.4 Survival. The following Articles and Sections shall survive any termination or expiration of this Agreement: 7, 10, 11, 12, 13, 14, 15, 16 and 17.

                            ARTICLE 16. ARBITRATION

     Section 16.1 Arbitration of Disputes.

     (a) Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be settled, at the request of any Party, by arbitration conducted in San Jose, California, or such other location upon which the Parties may mutually agree, before and in accordance with the then-existing Rules of Commercial Arbitration of the American Arbitration Association ("AAA"), and judgment upon any award rendered by the arbitrator may be entered by any State or Federal court having jurisdiction thereof.

     (b) The Parties hereby consent to the jurisdiction of an arbitration panel and of the courts located in, and venue in, San Jose, California, with respect to any dispute arising under this Agreement.

     (c) Any controversy concerning whether a dispute is an arbitrable dispute hereunder shall be determined by the one or more arbitrators selected in accordance with Section 16.3.

     (d) The Parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable.

     Section 16.2 Initiation of Arbitration. A Party may initiate arbitration hereunder by filing a written demand for arbitration with each other Party to the dispute and with the AAA. Arbitration hereunder shall be conducted on a timely, expedited basis.

     Section 16.3 Selection of Arbitrator. Any arbitration shall be held before a single arbitrator, who shall be selected in accordance with the procedures of the AAA, and shall be a member of the Large Complex Case Panel with significant intellectual property (patent and copyright) law and semiconductor manufacturing experience. If the Parties are unable to agree on single arbitrator, then each of the Parties shall select an arbitrator and such arbitrators shall select a third arbitrator. Such arbitration shall then be held before such three arbitrators.

     Section 16.4 Awards. The arbitrator(s) may, in its discretion, award to the prevailing Party in any arbitration proceeding commenced hereunder, and the court shall include in its judgment for the prevailing Party in any claim arising hereunder, the prevailing Party's costs and expenses (including expert witness expenses and reasonable attorneys' fees) of investigating, preparing and presenting such arbitration claim or cause of action.

                            ARTICLE 17. MISCELLANEOUS

     Section 17.1 Independent Contractors. The Parties hereto are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners or joint ventures.

     Section 17.2 Assignability. Customer shall not assign or delegate this Agreement, or any of its rights or duties hereunder, directly, indirectly, by operation of law, or otherwise and any such purported assignment or delegation shall be void, except with the express written permission of Amkor. Without limiting the foregoing, any permitted assigns or successors of Customer shall be bound by all terms and conditions of this Agreement.

     Section 17.3 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous and contemporaneous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.

     Section 17.4 Amendment. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on any Party unless mutually assented to in writing by all Parties.

     Section 17.5 Force Majeure. No Party shall be liable for delay in performance or failure to perform, in whole or in part, to the extent due to labor dispute, strike, war or act of war, insurrection, riot, civil unrest, act of public enemy, fire, flood, or other acts of God, or the acts of any governmental authority, or other causes beyond the control of such Party. The Party experiencing such cause or delay shall immediately notify the other
Parties of the circumstances which may prevent or significantly delay its performance hereunder, and shall use its best efforts to alleviate the effects of such cause or delay.

     Section 17.6 Export Laws. This Agreement is subject to all applicable United States laws and regulations relating to exports and to all administrative acts of the U.S. Government pursuant to such laws and regulations. No Party shall export or re-export, directly or indirectly, any technical data or semiconductor or other materials in violation of the any U.S. export or similar laws.

     Section 17.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, U.S.A., WITHOUT REGARD TO THAT STATE'S CHOICE OF LAWS. THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

     Section 17.8 No Waiver. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by any other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity thereof or a Party's right to enforce each and every such provision thereafter. The express waiver by a Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

     Section 17.9 Severability. If, for any reason, a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. The

Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent and economic effect of such provision.

     Section 17.10 Notices. All notices, requests, demands, waivers, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered by hand or confirmed facsimile transmission; (ii) one business day after delivery by receipted overnight delivery; (iii) four business days after being mailed by certified or registered mail, return receipt requested, with postage prepaid to the appropriate address set forth at the beginning of this Agreement or to such other person or address as any Party shall furnish to the other Parties in writing pursuant to the above; or (iv) when an email or other written confirmation is provided by a Party receiving an email to the Party that sent such email.

     Section 17.11 Holidays. Holidays recognized by the United States government shall not be considered business days.

     Section 17.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 17.13 Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute one and the same document.

     Section 17.14 English Language. The English language version of this Agreement shall govern in the event of any conflict with any translated version of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives to be effective as of the date first above written.


Amkor Technology, Inc.                      Simtek Corporation

By: /s/ Jihad Kiwan                         By: /s/ Douglas Mitchell
  --------------------                        ----------------------------------
Name: Jihad Kiwan                           Name: Douglas Mitchell

Title: Senior VP & General Manager          Title: Chief Executive Officer &
                                                   President

Date: January 18, 2002                      Date: January 17, 2002






                                      -15-